UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2021

Date of Report (Date of earliest event reported)

DIVERSEY HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40293	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Altura Road, Suite 125 Fort Mill SC		29708
(Address of principal executive offices)		(Zip Code)

803-746-2200

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value	DSEY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement.

Investor Rights Agreement

In connection with the closing of the initial public offering (the “IPO”) of Diversey Holdings, Ltd. (“we,” “us” or “our”), we entered into an Investor Rights Agreement (the “IRA”) with Bain Capital Fund XI, L.P. and certain of its affiliates (collectively, “Bain Capital”) and certain of our other shareholders, which provides for certain registration rights and nomination rights, as summarized below.

Registration Rights

The IRA provides Bain Capital with certain customary demand registration rights which enables it to require us to file a registration statement and otherwise assist with certain public offerings of our ordinary shares under the Securities Act of 1933, as amended. Bain Capital is also entitled to certain customary “piggy-back” registration rights in the event that we propose to register securities as part of a public offering. In addition, certain other shareholders, including members of our management, are entitled to certain customary “piggyback” registration rights in the event that Bain Capital or we propose to register securities as part of a public offering. The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an underwritten offering and our right to delay or withdraw a registration statement under certain circumstances

All costs and expenses associated with any demand registration or “piggy-back” registration will be borne by us other than underwriting discounts, commissions and transfer taxes, if any. We are also required to provide indemnification and contribution for the benefit of the selling shareholders in connection with any demand registration or “piggy-back” registration.

Nomination Rights

The IRA also provides Bain Capital with the right to nominate to our board of directors: (i) a majority of the directors for so long as Bain Capital beneficially owns 40% or more of the total number of ordinary shares outstanding immediately following the completion of the IPO; (ii) a number of directors (rounded up to the nearest whole number) equal to 40% of the total number of directors for so long as Bain Capital beneficially owns at least 30% and less than 40% of the total number of ordinary shares outstanding immediately following the completion of the IPO; (iii) a number of directors (rounded up to the nearest whole number) equal to 30% of the total number of directors for so long as Bain Capital beneficially owns at least 20% and less than 30% of the total number of ordinary shares outstanding immediately following the completion of the IPO; (iv) a number directors (rounded up to the nearest whole number) equal to 20% of the total number of directors (but not fewer than two directors) for so long as Bain Capital beneficially owns at least 10% and less than 20% of the total number of ordinary shares outstanding immediately following the completion of the IPO; and (v) one director for so long as Bain Capital beneficially owns at least 2% and less than 10% of the total number of ordinary shares outstanding immediately following the completion of the IPO. The IRA also provides that Bain Capital may assign such right to one of its affiliates.

In the event that any director nominated by Bain Capital resigns, is removed or is unable to serve for any reason prior to the expiration of his or her term as a director, then Bain Capital will be entitled to designate a replacement director to be appointed to the board as soon as reasonably practicable (regardless of Bain Capital’s beneficial ownership at the time of such vacancy), with such designee serving for the remainder of the term of the director being replaced.

In addition, for so long as Bain Capital beneficially owns at least 30% of the ordinary shares outstanding as of immediately following the completion of the IPO, it is entitled to designate the Chairman of the board of directors and a majority of the directors serving on each committee of the board. For so long as Bain Capital is entitled to nominate at least one director to the board, it is entitled to designate at least one director to serve on each committee of the board.

The nomination and designation rights described above are subject to compliance with the rules and regulations of NASDAQ and any applicable laws with respect to independent directors serving on our board or committees thereof.

The foregoing description does not constitute a complete summary of the IRA and is qualified by reference to the full text of the IRA filed as Exhibit 10.1 herewith.

Second Amendment to Credit Agreement

In connection with the closing of the IPO, our subsidiary, Diamond (BC) B.V., as borrower (the “Borrower”), entered into a Joinder and Amendment No. 2 to that certain Credit Agreement, dated as of September 6, 2017 (as amended, the “Credit Agreement”), with Credit Suisse AG, Cayman Islands Branch, as administrative agent and the other lenders party thereto (the “Second Amendment”), and the lenders and letter of credit issuers named therein. The Second Amendment provides for (i) an incremental $200 million of revolving loan commitments under the Borrower’s $250.0 million revolving credit facility (the “Revolving Credit Facility”), which commitments are treated the same as the existing class of revolving loans (“New Revolving Loans”), and (ii) an extension of the Revolving Credit Facility maturity date to the fifth anniversary of the closing of the Second Amendment, provided that the Revolving Credit Facility shall mature on June 6, 2024, if as of such date, more than $500 million of the aggregate principal amount of the term loans issued under the Credit Agreement and due on September 6, 2024 remain outstanding and have not been extended, modified, renewed, replaced, refunded or refinanced with indebtedness with a scheduled maturity date of no earlier than three months after the fifth anniversary of the closing of the Second Amendment.

The foregoing description does not constitute a complete summary of the Second Amendment and is qualified by reference to the full text of the Second Amendment filed as Exhibit 10.2 herewith.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Second Amendment set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Investor Rights Agreement, dated as of March 29, 2021, by and among Diversey Holdings, Ltd. and the other persons named therein.
10.2	Joinder Agreement and Amendment No. 2, dated as of March 29, 2021, by and among Diamond (BC) B.V., the lenders and letter of credit issuers party thereto, and Credit Suisse AG, Cayman Islands Branch, as the administrative agent thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSEY HOLDINGS, LTD.
(Registrant)

Date:	April 1, 2021	By:	/s/ Philip Wieland
Philip Wieland
Chief Executive Officer